UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler Street, Irvine, CA 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 21, 2016, Cryoport, Inc. (the “Company”) issued a press release announcing the final results of its previously announced rights offering, which expired at 5:00 p.m. ET, on June 20, 2016. The Company reported it received subscriptions (including both basic and oversubscriptions) for 841,773 shares of the Company’s common stock for gross proceeds of $1,304,748. The rights offering was made pursuant to a Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission (“SEC”) and became effective on May 12, 2016 and by means of the prospectus that was filed with the SEC on May 16, 2016.

The shares of the Company’s common stock subscribed for in the rights offering will be issued to the participating shareholders and warrant holders as promptly as practicable.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: June 23, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer